UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 23, 2010

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

State of Incorporation: Delaware

COMMISSION FILE NUMBER 1-4221

Internal Revenue Service – Employer Identification No. 73-0679879

1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)

(918)742-5531

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

On June 23, 2010, Helmerich & Payne, Inc. (the “Company”) announced that M. Alan Orr, Executive Vice President, Engineering and Development of the Company’s wholly owned drilling subsidiary Helmerich & Payne International Drilling Co., will retire due to health considerations effective July 31, 2010.  Mr. Orr, age 59, joined the Company in 1975, became Vice President and Chief Engineer in 1992 and was promoted to his current position in 2006.  Mr. Orr’s decision to retire is not a result of any disagreement with the Company or its management.

On the same date, the Company announced the appointment of Rob Stauder as Vice President and Chief Engineer of Helmerich & Payne International Drilling Co. effective July 31, 2010.  Mr. Stauder, age 47 , joined the Company in 1984, was appointed Manager of Deepwater Engineering in 1997, and has served as Vice President, Engineering since 2006.

A copy of the news release announcing the events described above is attached as Exhibit 99.1 and is incorporated in this report by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

99.1	News Release of Helmerich & Payne, Inc. dated June 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.

HELMERICH & PAYNE, INC.
(Registrant)

/s/ Steven R. Mackey
Steven R. Mackey
Executive Vice President

DATE: June 23, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release of Helmerich & Payne, Inc. dated June 23, 2010